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                                                                    EXHIBIT 5.1


November 4, 1998


Billing Concepts Corp.
7411 John Smith Drive, Suite 200
San Antonio, Texas  78229


Re:  Billing Concepts Corp.
     1996 Employee Comprehensive Stock Plan
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Ladies and Gentlemen:


As General Counsel to Billing Concepts Corp. (the "Company"), I am familiar with its registration statement on Form S-8 (the "Registration Statement") to be filed under the Securities Act of 1933, as amended, for the purpose of registering 3,500,000 shares of common stock, par value $.01 per share, of the Company (the "Common Stock") and the Series A Junior Participating Preferred Stock Purchase Rights carried with the Common Stock (the "Rights") issuable under the Billing Concepts Corp. 1996 Employee Comprehensive Stock Plan, as amended (the "Plan").


In connection therewith, I have examined such documents, records and matters of law as I have deemed necessary for purposes of this opinion. I have assumed the authenticity of all documents I examined and have assumed the genuineness of all signatures thereon.


Based on the foregoing and subject to the comments noted below, I am of the opinion that, assuming that the Company maintains an adequate number of authorized but unissued shares and or treasury shares of Common Stock available for issuance under the Plan, the Common Stock and the Rights, when issued in accordance with the terms of the Plan, will be duly authorized, validly issued, fully paid and nonassessable.


I hereby bring to your attention that my legal opinions are an expression of professional judgment and not a guarantee of a result. This opinion is rendered as of the date hereof, and I

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Billing Concepts Corp.
November 4, 1998
Page Two


undertake no, and hereby disclaim any, obligation to advise you of any changes in or new developments that might affect any matters or opinions set forth herein.


I hereby consent to the filing of this opinion as an exhibit to the Registration Statement.


Very truly yours,


/s/ W. Audie Long


W. Audie Long, Esq.
Senior Vice President, General
Counsel and Corporate Secretary